UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

Lifevantage Corporation

(Exact name of registrant as specified in its charter)

Colorado	000-30489	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9815 S. Monroe Street, Suite 100, Sandy, UT		84070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 23, 2012, we entered into an employment agreement with Robert Urban pursuant to which he was appointed as our Chief Operating Officer effective May 29, 2012.

Pursuant to his employment agreement, we agreed to pay Mr. Urban an annual base salary of $345,000. His employment agreement also provides that he is eligible to participate in our employee bonus program at the officer level effective as of the start of fiscal year 2013. Any bonus will be paid to him during the first three months of the fiscal year that follows the applicable performance fiscal year. The bonus, if any, will be deemed to have been earned on the date of payment of such bonus and he must be employed through the date of payment in order to receive the bonus. We also agreed to grant to Mr. Urban an option to purchase 150,000 shares of our common stock and a restricted stock award of 14,500 shares of our common stock. We will grant both the option and the restricted stock award on May 29, 2012, the date he will commence employment. The option will have an exercise price per share equal to the fair market value of our common stock on the grant date (as determined in accordance with our 2010 Long Term Incentive Plan) and will vest as to 25% of the shares one year from the grant date, with the remaining 75% to vest in 36 substantially equal monthly installments over the following three years. The restricted stock award will vest as to 3,625 shares upon each of the first four year anniversaries of the grant date. Vesting of both the option and the restricted stock award are subject to Mr. Urban being employed with us on the applicable vesting date. Both the option and the restricted stock grant will be subject to the terms of our 2010 Long-Term Incentive Plan.

Mr. Urban’s employment with us is at-will and either he or we can terminate his employment at any time and for any reason or for no reason, in each case subject to obligations of the parties under his employment agreement. Upon termination of employment for any reason, Mr. Urban will receive payment or benefits from us covering the following: (i) all unpaid salary and unpaid vacation accrued through the date of termination of employment, (ii) any payments/benefits to which he is entitled under the express terms of any applicable company employee benefit plan, (iii) any unreimbursed business expenses, and (iv) his then outstanding equity compensation awards as governed by their applicable terms. We refer to the payments and benefits described in the immediately preceding clauses “(i)” through “(iv)” collectively as the “Accrued Pay.”

If Mr. Urban voluntarily terminates his employment, if we terminate Mr. Urban’s employment for “cause” (as defined in his employment agreement) or if his employment terminates due to his disability (as defined in his employment agreement), death or presumed death, then he or his estate will be entitled to receive only the Accrued Pay.

If we terminate Mr. Urban’s employment without cause, he will be asked to execute and deliver to us a separation agreement that will provide, among other things, a release of all claims against our company and a covenant not to sue our company. So long as Mr. Urban executes and does not revoke the separation agreement, and he remains in full compliance with its terms, he will be entitled to (i) the Accrued Pay, and (ii) payments equal in the aggregate to his then annualized base salary. The payments referred to in the immediately preceding clause “(ii)” will be paid in substantially equal monthly installments over the 12 month period following the date of termination of employment, except that the first payment (in an amount equal to two months of base salary) will be made on the 60th day following the date of termination of employment.

If, within 12 months after the occurrence of an event constituting a change in control (as defined in his employment agreement), Mr. Urban’s employment terminates for any reason other than for cause, disability, death, presumed death or voluntary termination, then we will pay Mr. Urban the payments and benefits described in the paragraph above as if his employment was terminated without cause, and unless otherwise provided in the applicable option agreement or award agreement, all stock options and other stock-based awards granted to Mr. Urban will immediately accelerate and become exercisable or non-forfeitable as of the date of the change in control, and he will be entitled to any other rights and benefits with respect to stock-related awards, to the extent and upon the terms provided in the stock option or incentive plan or any agreement or other instrument under which such options or awards were granted.

The above description of Mr. Urban’s employment agreement is qualified in its entirety by reference to the full text of his employment agreement, a copy of which is attached as an exhibit to this report and is incorporated herein by reference.

Prior to joining our company, from May 2008 to May 2012, Mr. Urban served as President, Chief Operating Officer and Chief Executive Officer of WorkWell Systems, Inc., an international physical medicine and workers’ compensation solutions company. From September 2006 until May 2008, Mr. Urban was the Chief Operating Officer and Vice President of Engineering, Research and Development and Information Technology for HTI Technologies, Inc., an electrical and electronics customization and integration company. From 1994 until September 2006, Mr. Urban owned and operated QRS Consulting, which specialized in business process reengineering, program and project management and the development, integration and deployment of enterprise-wide software systems to the Fortune 500. Mr. Urban holds a B.S. in Mechanical Engineering and a Minor in Business Administration from Gonzaga University, Spokane, Washington and received his Executive Masters in Business Administration from the University of Washington, Seattle, Washington.

There is no arrangement or understanding between Mr. Urban and any other person pursuant to which he was selected as an officer of our company. Mr. Urban has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer, or person nominated or chosen by us to become a director or executive officer of our company. There has been no transaction since the beginning of our last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which we are or were a participant and in which Mr. Urban or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 23, 2012, our board of directors approved an amendment to our amended and restated bylaws to expressly allow our board of directors to authorize the issuance and transfer of uncertificated shares. The above summary of the amendment to our amended and restated bylaws is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached as an exhibit to this report and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

3.1	First Amendment of the Amended and Restated Bylaws of Lifevantage Corporation

10.1*	Employment agreement by and between Robert Urban and Lifevantage Corporation effective as of May 29, 2012

*	Indicates management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 30, 2012	Lifevantage Corporation

	By:	/s/ Carrie E. McQueen
Carrie E. McQueen
Chief Financial Officer and Treasurer